                                                                    EXHIBIT 23.2


The Board of Trustees
Lockport Savings Bank


We consent to the use of our independent auditors' report dated January 17, 1997, on the consolidated financial statements of Lockport Savings Bank and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income and cash flows for each of the years in the three-year period ended December 31, 1996 included herein, and to the reference to our firm under the heading "Experts" in the prospectus.


                                          KPMG Peat Marwick LLP

Buffalo, New York
December 18, 1997

                                                                    EXHIBIT 23.2


The Employee Benefits Committee of
 Lockport Savings Bank


We consent to the use of our independent auditors' report dated August 26, 1997, on the statements of net assets available for plan benefits of Lockport Savings Bank 401(k) Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for each of the years in the two year period then ended included in the prospectus supplement.


                                          KPMG Peat Marwick LLP

Buffalo, New York
December 22, 1997